Supplemental Financial Information Third Quarter 2021 investors.ironmountain.com

Table of Contents Section I - Q3 Earnings Press Release 3 Q3 2021 Earnings Press Release Section II - Company Profile 6 Section III - Financial Highlights Financial and Operating Highlights 7 Organic Revenue Growth 8 Section IV - Operational Metrics Worldwide Storage Volume 9 Quarterly and Year-to-Date Operating Performance 10 Section V - Balance Sheets, Statements of Operations and Reconciliations Condensed Consolidated Balance Sheets 11 Condensed Consolidated Statements of Operations 12 Condensed Consolidated Statements of Operations Year-to-Date 13 Reconciliation of Net Income (Loss) to Adjusted EBITDA 14 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 15 Reconciliation of Net Income (Loss) to FFO and AFFO 16 Reconciliation of Net Income (Loss) to FFO and AFFO Year-to-Date 18 Section VI - Storage and Service Reconciliation Storage and Service Business Detail 20 Storage and Service Business Detail Year-to-Date 21 Section VII - Real Estate Metrics 22 Global Real Estate Portfolio and Lease Obligations Facility Lease Expirations Section VIII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 23 Data Center Operating Portfolio 24 Data Center Expansion and Development Activity 25 Section IX - Capitalization and Debt Maturity Profile 26 Capitalization Debt Maturity Profile Section X - Capital Expenditures and Acquisitions Capital Expenditures and Investments 27 Capital Expenditures and Investments Year-to-Date 28 Business and Customer Acquisitions 29 Section XI - Appendix and Definitions 31 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended September 30, 2021 unless noted Unaudited investors.ironmountain.com Q3 2021 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q3 Earnings Press Release

Iron Mountain Reports Third Quarter Results

-- Net Income increases 77%; Achieves record quarterly Revenue, AFFO and Adjusted EBITDA --

BOSTON – November 4, 2021 – Iron Mountain Incorporated (NYSE: IRM), the global leader in innovative storage and information management services, announces financial and operating results for the third quarter of 2021. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"Our third quarter performance demonstrates the continued strength of the business throughout the year, driven by our broad offerings, deep customer relationships, resilient business model, and strength of our team," said William L. Meaney, president and CEO of Iron Mountain. "Our Mountaineers have been executing well despite what continues to be a challenging environment, and we are pleased to continue to drive accelerated growth with continued strong uptake in our digital and SITAD offerings resulting in 19% year over year growth, strong storage growth of 3.2% with positive organic volume, and continued momentum in our Data Center business, which is well on track to deliver bookings in excess of 30 megawatts for the year."

Financial Performance Highlights for the Third Quarter and Year-to-Date 2021

($ in millions, except per share data)

	Three Months Ended			Year to Date		
	9/30/21	**9/30/20**	**Y/Y % Change**	**9/30/21**	**9/30/20**	**Y/Y % Change**
Storage Rental Revenue	$719	$696	3%	$2,145	$2,057	4%
Service Revenue	$412	$340	21%	$1,187	$1,031	15%
Total Revenue	**$1,130**	**$1,037**	**9%**	**$3,332**	**$3,088**	**8%**
Net Income (Loss)	$68	$39	77%	$391	$96	306%
Adjusted EBITDA	$418	$376	11%	$1,204	$1,101	9%
Adjusted EBITDA Margin	*37.0%*	*36.3%*	*+70 bps*	*36.1%*	*35.7%*	*+40 bps*
AFFO	$263	$216	22%	$745	$697	7%
AFFO per share	$0.90	$0.75	21%	$2.56	$2.42	6%

- Total reported Revenues for the third quarter were $1.13 billion, compared with $1.04 billion in the third quarter of 2020, an increase of 9.0%. Excluding the impact of foreign currency exchange (FX), total reported Revenues increased 7.9% compared to the prior year, driven by a 19.7% increase in Service revenue, while Storage rental revenue increased 2.2%. Year to date, total reported Revenues increased 7.9%, or 5.7%, excluding the impact of FX.
- Global Data Center business revenue increased 21.7% in the third quarter, or a 21.2% increase compared to the third quarter of 2020, excluding the impact of FX. Through September 30, 2021, Iron Mountain has executed 22 megawatts of new and expansion leasing. Subsequent to the end of the third quarter, the company signed an additional 2 megawatts of new and expansion leases.
- Net Income for the third quarter was $68.1 million compared with $38.6 million in the third quarter of 2020. The following items were included in Net Income:
  - Restructuring Charges of $50.4 million associated with the implementation of Project Summit in the third quarter of 2021 compared to $48.4 million in the third quarter of 2020.
  - Gain on Disposal/Write-Down of PP&E, Net of $0.9 million in the third quarter of 2021 compared to $75.8 million in the third quarter of 2020, primarily related to the company's capital recycling program.
  - Other Income, Net of $18.5 million in the third quarter of 2021, primarily related to fluctuations in foreign currency transaction gains, net, compared to Other Expense, Net of $83.5 million in the third quarter of 2020, primarily related to a debt extinguishment charge of $51.3 million.
- Year to date, Net Income was $391.3 million, compared with $96.3 million in 2020. The following items were included in Net Income:
  - Restructuring Charges of $129.7 million compared to $128.7 million year to date 2021 and 2020, respectively.

investors.ironmountain.com Q3 2021 Supplemental Financial Information 3

IRON MOUNTAIN
Section I - Q3 Earnings Press Release

- Intangible Impairment charge of $23.0 million related to the writedown of goodwill associated with the Fine Arts business in the first quarter of 2020.
- Gain on Disposal/Write-Down of PP&E, Net of $134.3 million compared to $78.2 million, year to date 2021 and 2020, respectively, primarily related to the company's capital recycling program.
- Other Income, Net of $200.0 million year to date 2021, primarily related to a gain on sale from the divestment of the company's Intellectual Property Management business, compared to Other Expense, Net of $66.4 million year to date 2020, primarily related to a debt extinguishment charge of $68.3 million.

- Adjusted EBITDA for the third quarter was $417.8 million, compared with $376.0 million in the third quarter of 2020, an increase of 11.1%. On a constant currency basis, Adjusted EBITDA increased by 9.9%, driven by the strong increase in Service revenue, benefits from Project Summit and the flow through from revenue management. Year to date, Adjusted EBITDA was $1.2 billion, compared with $1.1 billion in 2020, an increase of 9.3%. On a constant currency basis, Adjusted EBITDA increased 7.0%.
- Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated for the third quarter was $0.23, compared with $0.13 in the third quarter of 2020. Year to date, Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated was $1.34, compared with $0.33 in 2020.
- Adjusted EPS for the third quarter was $0.40, compared with $0.33 in the third quarter of 2020. Adjusted EPS reflects a structural tax rate of 16.5% and 16.3%, in the third quarters of 2021 and 2020, respectively. Year to date, Adjusted EPS was $1.09, compared with $0.88 in 2020.
- FFO (Normalized) per share was $0.72 for the third quarter, compared with $0.63 in the third quarter of 2020, an increase of 14.3%. Year to date, FFO (Normalized) per share was $2.03, compared with $1.81 in 2020, an increase of 12.4%.
- AFFO was $263.5 million for the third quarter, compared with $216.4 million in the third quarter of 2020, an increase of 21.7%. Year to date, AFFO was $744.9 million, compared with $696.8 million in 2020, an increase of 6.9%.
- AFFO per share was $0.90 for the third quarter, compared with $0.75 in the third quarter of 2020, an increase of 20.6%. Year to date, AFFO per share was $2.56, compared with $2.42 in 2020, an increase of 6.1%.

Dividend

On November 4, 2021, Iron Mountain's board of directors declared a quarterly cash dividend of $0.6185 per share for the fourth quarter. The fourth-quarter 2021 dividend is payable on January 6, 2022, for shareholders of record on December 15, 2021.

Guidance

Iron Mountain confirmed full-year 2021 guidance; details are summarized in the table below.

2021 Guidance(1)

($ in millions, except per share data)	2021 Guidance	Y/Y % Change
Total Revenue	$4,415 - $4,515	6% - 9%
Adjusted EBITDA	$1,600 - $1,635	8% - 11%
AFFO	$970 - $1,005	9% - 13%
AFFO Per Share	$3.33 - $3.45	8% - 12%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is the global leader in innovative storage and information management services, storing and protecting billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of services including digital transformation, data centers, secure records storage, information management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.

To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn.

investors.ironmountain.com Q3 2021 Supplemental Financial Information 4

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our (1) 2021 guidance as well as our expectations for growth, including growth opportunities and growth rates for revenue by segment, organic revenue, organic volume and other metrics, (2) expectations and assumptions regarding the impact from the COVID-19 pandemic on us and our customers, including on our businesses, financial position, results of operations and cash flows, (3) expected benefits, costs and actions related to, and timing of, Project Summit, (4) expectations as to our capital allocation strategy, including our future investments, leverage ratio, dividend payments and possible funding sources (including real estate monetization) and capital expenditures, (5) expectations regarding the closing of pending acquisitions and investments, and (6) other forward-looking statements related to our business, results of operations and financial condition. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," “plans” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (ii) our ability to execute on Project Summit and the potential impacts of Project Summit on our ability to retain and recruit employees; (iii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (iv) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (v) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, incorporate new digital information technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and grow our business through joint ventures; (vi) changes in the amount of our capital expenditures; (vii) our ability to raise debt or equity capital and changes in the cost of our debt; (viii) the costs of complying with, and our ability to comply with, laws, regulations and customer demands, including those relating to data security and privacy issues, as well as fire and safety and environmental standards; (ix) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or information technology systems and the impact of such incidents on our reputation and ability to compete; (x) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (xi) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (xii) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xiii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiv) the cost or potential liabilities associated with real estate necessary for our business; (xv) failures in our adoption of new IT systems; (xvi) unexpected events, including those from climate change (xvii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xviii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this report. Reconciliation of Non-GAAP Measures: Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized), and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Investor Relations Contact: Sarah Barry, 617-237-6597 Manager, Investor Relations sarah.barry@ironmountain.com Section I - Q3 Earnings Press Release investors.ironmountain.com Q3 2021 Supplemental Financial Information 5

Section II - Company Profile

Facts and Figures

$4.4 Billion
Trailing Twelve-Month Revenue

225,000+
Customer Accounts

~25,000
Employees

~1,460
Facilities Worldwide

89 million+
Pieces of Media

740+ million
Cubic Feet of Global Storage Volume

Revenue and Gross Profit Mix

Geographic Revenue Mix


9%
5%
19%
67%
North America
Latin America
Europe
Asia

Business Revenue Mix


36%
64%
Storage Rental
Service

Business Adjusted Gross Profit Mix


20%
80%
Storage Rental
Service

Product Revenue Mix


1%
7%
9%
4%
8%
11%
60%
Records Management
Data Center
Global Digital Solutions
Consumer Storage
Data Management
Adjacent Businesses
Secure Shred

RM Revenue by Vertical - Customer Mix North America


2%
16%
8%
12%
6%
3%
3%
1%
50%
Healthcare
Financial
Energy
Federal
Insurance
Business Services
Legal
Life Sciences
Other

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Q3 2021 Supplemental Financial Information
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IRON MOUNTAIN
Section III - Financial Highlights

Financial Highlights

	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Storage Rental Revenue	$718,614	$718,272	$708,056	$697,294	$696,294
Service Revenue	$411,534	$401,484	$373,984	$362,359	$340,353
Total Revenues	**$1,130,148**	**$1,119,756**	**$1,082,040**	**$1,059,653**	**$1,036,647**
Adjusted EBITDA	$417,769	$405,631	$380,565	$374,247	$376,012
Adjusted EBITDA Margin	37.0 %	36.2 %	35.2 %	35.3 %	36.3 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$67,683	$275,285	$45,603	$247,411	$38,394
Reported EPS - Fully Diluted	$0.23	$0.95	$0.16	$0.86	$0.13
Adjusted EPS	$0.40	$0.38	$0.32	$0.29	$0.33
FFO (Normalized)	$208,836	$199,963	$181,338	$173,483	$181,660
FFO (Normalized) per Share	$0.72	$0.69	$0.63	$0.60	$0.63
AFFO	$263,484	$245,992	$235,391	$190,771	$216,420
AFFO per Share	$0.90	$0.85	$0.81	$0.66	$0.75
Dividend per Share	$0.62	$0.62	$0.62	$0.62	$0.62
TTM AFFO Payout Ratio	76.8 %	80.7 %	80.1 %	80.4 %	76.7 %
Weighted Average Common Shares Outstanding - Diluted	291,482	291,079	289,528	289,161	288,811
Net Lease-Adjusted Leverage Ratio	5.4x	5.3x	5.5x	5.3x	5.3x

Operating Highlights

	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Organic Storage Rental Revenue Growth	2.3 %	2.5 %	1.7 %	1.7 %	2.5 %
Organic Service Revenue Growth	17.7 %	25.5 %	(4.8)%	(12.1)%	(13.5)%
Total Volume - Storage	744,280	733,086	728,616	726,430	726,649
Storage Facility Capacity Utilization	81.8 %	84.0 %	82.3 %	81.9 %	82.3 %
Records Management Retention Rate	94.4 %	94.4 %	94.4 %	93.7 %	94.1 %
Storage Revenue / Sq. Ft	$7.83	$7.93	$7.88	$7.78	$7.76
Storage NOI / Sq. Ft	$6.39	$6.43	$6.33	$6.16	$6.36
Data Center:					
Leasable Megawatts	156.6	144.7	136.4	129.8	126.3
Leased % - Stabilized	89.4 %	88.4 %	88.5 %	89.0 %	92.1 %
Leased % - Total	85.0 %	83.0 %	85.2 %	87.4 %	91.8 %
Kilowatts Leased - New/Expansion	8,989	3,610	9,035	7,435	12,303
Churn	3.9 %	1.9 %	2.3 %	3.9 %	1.6 %
Number of Facilities	19	15	15	15	15
Number of Markets	16	13	13	13	13

investors.ironmountain.com
Q3 2021 Supplemental Financial Information
7

Organic Revenue Growth (1) Q3 2021 Q2 2021 YTD 2021 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 3.2% 2.2% 2.3% 6.1% 2.7% 2.5% 4.3% 2.2% 2.2% Service 20.9% 19.7% 17.7% 31.5% 26.9% 25.5% 15.2% 12.7% 11.6% Total Revenues 9.0% 7.9% 7.4% 14.0% 10.2% 9.7% 7.9% 5.7% 5.4% Total Organic Revenue Growth 1.3% 1.0% (7.2)% (3.4)% (3.4)% (0.6)% 9.7% 7.4% Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 (8.0)% (4.0)% 0.0% 4.0% 8.0% 12.0% Organic Storage Rental Revenue Growth 2.5% 3.0% 2.3% 2.5% 1.7% 1.7% 2.5% 2.3% Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 0.0% 2.0% 4.0% 6.0% Organic Service Revenue Growth (0.7)% (2.3)% (23.1)% (13.5)% (12.1)% (4.8)% 25.5% 17.7% Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 (30.0)% (20.0)% (10.0)% 0.0% 10.0% 20.0% 30.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section III - Financial Highlights investors.ironmountain.com Q3 2021 Supplemental Financial Information 8

Worldwide Storage Volume Records and Information Management Adjacent Businesses Consumer and Other Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 640,000 660,000 680,000 700,000 720,000 740,000 760,000 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Records and Information Management 694,614 712,388 712,009 711,148 708,981 708,587 710,790 720,069 Adjacent Businesses 5,508 5,938 5,906 6,534 7,077 7,335 7,683 7,961 Consumer and Other 4,096 4,308 6,495 8,967 10,373 12,694 14,613 16,250 Total 704,218 722,634 724,411 726,649 726,430 728,616 733,086 744,280 Business acquisitions during the quarter (1) 514 18,389 3,555 272 — — 5,020 10,743 (1) Business acquisitions volume acquired during the quarter included in total volume. Section IV - Operational Metrics investors.ironmountain.com Q3 2021 Supplemental Financial Information 9

IRON MOUNTAIN
Section IV - Operational Metrics

Third Quarter 2021

	Q3 2021	Q2 2021	Q3 2020	Y/Y % Change Reported	Y/Y % Change Constant Currency	Organic Growth (2)
Global RIM Business						
Storage Rental	$621,615	$617,078	$598,949	3.8%	2.7%	1.8%
Service	373,962	375,854	322,824	15.8%	14.6%	13.8%
Total Revenues	$995,577	$992,932	$921,773	8.0%	6.9%	6.0%
Adjusted EBITDA	**$442,798**	**$430,308**	**$393,883**			
Adjusted EBITDA Margin	*44.5 %*	*43.3 %*	*42.7 %*			
Global Data Center Business						
Data Center Revenue (1)	$88,587	$76,977	$72,814	21.7%	21.2%	21.2%
Adjusted EBITDA	**$35,097**	**$33,432**	**$33,359**			
Adjusted EBITDA Margin	*39.6 %*	*43.4 %*	*45.8 %*			
Corporate and Other Business						
Storage Rental	$24,588	$29,957	$28,929	(15.0)%	(15.5)%	8.7%
Service	21,396	19,890	13,131	62.9%	61.9%	29.6%
Total Revenues	$45,984	$49,847	$42,060	9.3%	8.6%	16.8%
Adjusted EBITDA	**$(60,126)**	**$(58,109)**	**$(51,230)**			
Total Consolidated						
Storage Rental	$718,614	$718,272	$696,294	3.2%	2.2%	2.3%
Service	$411,534	401,484	340,353	20.9%	19.7%	17.7%
Total Revenues	$1,130,148	$1,119,756	$1,036,647	9.0%	7.9%	7.4%
Adjusted EBITDA	**$417,769**	**$405,631**	**$376,012**			
Adjusted EBITDA Margin	*37.0 %*	*36.2 %*	*36.3 %*			

Year to Date 2021

	YTD 2021	YTD 2020	Y/Y % Change Reported	Y/Y % Change Constant Currency	Organic Growth (2)
Global RIM Business					
Storage Rental	$1,849,387	$1,773,364	4.3%	2.1%	1.7%
Service	1,106,416	981,930	12.7%	10.3%	10.0%
Total Revenues	$2,955,803	$2,755,294	7.3%	5.0%	4.6%
Adjusted EBITDA	**$1,281,668**	**$1,169,671**			
Adjusted EBITDA Margin	*43.4 %*	*42.5 %*			
Global Data Center Business					
Data Center Revenue (1)	$236,672	$206,939	14.4%	13.0%	13.0%
Adjusted EBITDA	**$98,961**	**$94,812**			
Adjusted EBITDA Margin	*41.8 %*	*45.8 %*			
Corporate and Other Business					
Storage Rental	$84,750	$86,610	(2.1)%	(3.1)%	5.5%
Service	54,719	38,774	41.1%	37.1%	15.2%
Total Revenues	$139,469	$125,384	11.2%	9.5%	8.8%
Adjusted EBITDA	**$(176,664)**	**$(163,010)**			
Total Consolidated					
Storage Rental	$2,144,942	$2,056,797	4.3%	2.2%	2.2%
Service	1,187,002	1,030,820	15.2%	12.7%	11.6%
Total Revenues	$3,331,944	$3,087,617	7.9%	5.7%	5.4%
Adjusted EBITDA	**$1,203,965**	**$1,101,473**			
Adjusted EBITDA Margin	*36.1 %*	*35.7 %*			

(1) Includes Global Data Center service revenue of $16.2M, $5.7M, and $4.4M in Q3 2021, Q2 2021, and Q3 2020, respectively, and $25.9M and $10.1M for YTD 2021 and YTD 2020 respectively.
(2) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q3 2021 Supplemental Financial Information 10

Condensed Consolidated Balance Sheets 9/30/2021 12/31/2020 ASSETS Current Assets: Cash and Cash Equivalents $161,439 $205,063 Accounts Receivable, Net 884,348 859,344 Prepaid Expenses and Other 223,266 205,380 Total Current Assets $1,269,053 $1,269,787 Property, Plant and Equipment: Property, Plant and Equipment $8,503,171 $8,246,337 Less: Accumulated Depreciation (3,914,553) (3,743,894) Property, Plant and Equipment, Net $4,588,618 $4,502,443 Other Assets, Net: Goodwill $4,472,641 $4,557,609 Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles 1,230,330 1,326,977 Operating Lease Right-of-Use Assets 2,308,047 2,196,502 Other 365,706 295,949 Total Other Assets, Net $8,376,724 $8,377,037 Total Assets $14,234,395 $14,149,267 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $318,144 $193,759 Accounts Payable 324,210 359,863 Accrued Expenses and Other Current Liabilities 926,360 1,146,288 Deferred Revenue 257,593 295,785 Total Current Liabilities $1,826,307 $1,995,695 Long-term Debt, Net of Current Portion 8,815,273 8,509,555 Long-term Operating Lease Liabilities, Net of Current Portion 2,164,449 2,044,598 Other Long-term Liabilities 155,048 204,508 Deferred Income Taxes 236,782 198,377 Redeemable Noncontrolling Interests 61,390 59,805 Total Long-term Liabilities $11,432,942 $11,016,843 Total Liabilities $13,259,249 $13,012,538 Equity Total Equity $975,146 $1,136,729 Total Liabilities and Equity $14,234,395 $14,149,267 Section V - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q3 2021 Supplemental Financial Information 11

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Condensed Consolidated Statements of Operations

	Q3 2021	Q2 2021	Q/Q % Change	Q3 2020	Y/Y % Change
Revenues:					
Storage Rental	$718,614	$718,272	—	$696,294	3.2 %
Service	411,534	401,484	2.5 %	340,353	20.9 %
Total Revenues	**$1,130,148**	**$1,119,756**	**0.9 %**	**$1,036,647**	**9.0 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$481,663	$474,579	1.5 %	$434,505	10.9 %
Selling, General and Administrative	241,596	259,779	(7.0)%	232,095	4.1 %
Depreciation and Amortization	174,818	166,685	4.9 %	157,252	11.2 %
Acquisition and Integration Costs	1,138	2,277	(50.0)%	—	—
Restructuring Charges	50,432	39,443	27.9 %	48,371	4.3 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(935)	(128,935)	(99.3)%	(75,840)	(98.8)%
Total Operating Expenses	**$948,712**	**$813,828**	**16.6 %**	**$796,383**	**19.1 %**
Operating Income (Loss)	**$181,436**	**$305,928**	**(40.7)%**	**$240,264**	**(24.5)%**
Interest Expense, Net	103,809	105,220	(1.3)%	104,303	(0.5)%
Other (Income) Expense, Net	(18,501)	(186,230)	(90.1)%	83,465	(122.2)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$96,128**	**$386,938**	**(75.2)%**	**$52,496**	**83.1 %**
Provision (Benefit) for Income Taxes	28,017	110,416	(74.6)%	13,934	101.1 %
Net Income (Loss)	**$68,111**	**$276,522**	**(75.4)%**	**$38,562**	**76.6 %**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	428	1,237	(65.4)%	168	154.5 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$67,683**	**$275,285**	**(75.4)%**	**$38,394**	**76.3 %**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.23	$0.95	(75.8)%	$0.13	76.9 %
Diluted	$0.23	$0.95	(75.8)%	$0.13	76.9 %
Weighted Average Common Shares Outstanding - Basic	289,762	289,247	0.2 %	288,403	0.5 %
Weighted Average Common Shares Outstanding - Diluted	291,482	291,079	0.1 %	288,811	0.9 %

investors.ironmountain.com Q3 2021 Supplemental Financial Information 12

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Year to Date Condensed Consolidated Statement of Operations

	YTD 2021	YTD 2020	% Change
Revenues:			
Storage Rental	$2,144,942	$2,056,797	4.3 %
Service	1,187,002	1,030,820	15.2 %
Total Revenues	**$3,331,944**	**$3,087,617**	**7.9 %**
Operating Expenses:			
Cost of Sales (excluding Depreciation and Amortization) (1)	$1,408,151	$1,308,119	7.6 %
Selling, General and Administrative (2)	760,098	712,775	6.6 %
Depreciation and Amortization	507,145	483,686	4.8 %
Acquisition and Integration Costs	3,415	—	—
Restructuring Charges	129,686	128,715	0.8 %
Intangible Impairments	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(134,321)	(78,170)	71.8 %
Total Operating Expenses	**$2,674,174**	**$2,578,125**	**3.7 %**
Operating Income (Loss)	**$657,770**	**$509,492**	**29.1 %**
Interest Expense, Net	313,451	313,408	—
Other (Income) Expense, Net	(200,018)	66,439	(401.1)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$544,337**	**$129,645**	**319.9 %**
Provision (Benefit) for Income Taxes	153,073	33,304	359.6 %
Net Income (Loss)	**$391,264**	**$96,341**	**306.1 %**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	2,693	1,058	154.5 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$388,571**	**$95,283**	**307.8 %**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:			
Basic	$1.34	$0.33	306.1 %
Diluted	$1.34	$0.33	306.1 %
Weighted Average Common Shares Outstanding - Basic	289,255	288,105	0.4 %
Weighted Average Common Shares Outstanding - Diluted	290,697	288,471	0.8 %

(1) Includes $7.6M of direct and incremental costs related to COVID-19 in YTD 2020.
(2) Includes $1.6M of direct and incremental costs related to COVID-19 in YTD 2020.

investors.ironmountain.com Q3 2021 Supplemental Financial Information 13

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Q3 2021	Q2 2021	Q/Q % Change	Q3 2020	Y/Y % Change
Net Income (Loss)	**$68,111**	**$276,522**	**(75.4)%**	**$38,562**	**76.6 %**
Add / (Deduct):					
Interest Expense, Net	103,809	105,220	(1.3)%	104,303	(0.5)%
Provision (Benefit) for Income Taxes	28,017	110,416	(74.6)%	13,934	101.1 %
Depreciation and Amortization	174,818	166,685	4.9 %	157,252	11.2 %
Acquisition and Integration Costs	1,138	2,277	(50.0)%	—	—
Restructuring Charges	50,432	39,443	27.9 %	48,371	4.3 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(935)	(128,935)	(99.3)%	(75,840)	(98.8)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(21,517)	(189,605)	(88.7)%	81,190	(126.5)%
Stock-Based Compensation Expense (1)	12,644	22,536	(43.9)%	8,065	56.8 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,252	1,072	16.8 %	175	615.0 %
Adjusted EBITDA	**$417,769**	**$405,631**	**3.0 %**	**$376,012**	**11.1 %**

Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA

	YTD 2021	YTD 2020	% Change
Net Income (Loss)	**$391,264**	**$96,341**	**306.1 %**
Add / (Deduct):			
Interest Expense, Net	313,451	313,408	—
Provision (Benefit) for Income Taxes	153,073	33,304	359.6 %
Depreciation and Amortization	507,145	483,686	4.8 %
Acquisition and Integration Costs	3,415	—	—
Restructuring Charges	129,686	128,715	0.8 %
Intangible Impairments	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(134,321)	(78,170)	71.8 %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(209,001)	59,398	(451.9)%
Stock-Based Compensation Expense (1)	45,913	32,056	43.2 %
COVID-19 Costs (2)	—	9,285	(100.0)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	3,340	450	641.4 %
Adjusted EBITDA	**$1,203,965**	**$1,101,473**	**9.3 %**

(1) Stock-based compensation expense related to Project Summit is included within Restructuring Charges for the three and nine months ended September 30, 2021 and 2020.

(2) Costs that are incremental and directly attributable to the COVID-19 pandemic which are not expected to recur once the pandemic ends ("COVID-19 Costs"). These costs include the purchase of personal protective equipment for our employees and incremental cleaning costs of our facilities, among other direct costs.

investors.ironmountain.com Q3 2021 Supplemental Financial Information 14

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q3 2021	Q2 2021	Q/Q % Change	Q3 2020	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.23**	**$0.95**	**(75.4)%**	**$0.13**	**78.6 %**
Add / (Deduct):					
Acquisition and Integration Costs	—	0.01	(50.0)%	—	—
Restructuring Charges	0.17	0.14	27.7 %	0.17	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(0.01)	(0.44)	(98.8)%	(0.26)	(98.0)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.07)	(0.65)	(88.7)%	0.28	(126.3)%
Stock-Based Compensation Expense	0.04	0.08	(44.0)%	0.03	55.3 %
Tax Impact of Reconciling Items and Discrete Tax Items (1)	0.02	0.31	(94.0)%	(0.02)	(213.3)%
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.40**	**$0.38**	**3.5 %**	**$0.33**	**20.3 %**

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	YTD 2021	YTD 2020	% Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.34**	**$0.33**	**305.1 %**
Add / (Deduct):			
Acquisition and Integration Costs	0.01	—	—
Restructuring Charges	0.45	0.45	—
Intangible Impairments	—	0.08	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(0.46)	(0.27)	70.5 %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.72)	0.21	(449.2)%
Stock-Based Compensation Expense	0.16	0.11	42.1 %
COVID-19 Costs	—	0.03	(100.0)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	0.31	(0.06)	(657.4)%
Income (Loss) Attributable to Noncontrolling Interests	0.01	—	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.09**	**$0.88**	**23.8 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters ended September 30, 2021 and 2020, is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three and nine months ended September 30, 2021 and 2020 was 16.5% and 16.3%, respectively, and three and six months ended June 30, 2021 was 16.2%. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

investors.ironmountain.com Q3 2021 Supplemental Financial Information 15

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

	Q3 2021	Q2 2021	Q/Q % Change	Q3 2020	Y/Y % Change
Net Income	**$68,111**	**$276,522**	**(75.4)%**	**$38,562**	**76.6 %**
Add / (Deduct):					
Real Estate Depreciation (1)	79,463	74,784	6.3 %	72,019	10.3 %
Loss (Gain) on Sale of Real Estate, Net of Tax	748	(102,476)	(100.7)%	(75,880)	(101.0)%
Data Center Lease-Based Intangible Asset Amortization (2)	10,458	10,482	(0.2)%	10,441	0.2 %
FFO (Nareit)	**$158,780**	**$259,312**	**(38.8)%**	**$45,142**	**251.7 %**
Add / (Deduct):					
Acquisition and Integration Costs	1,138	2,277	(50.0)%	—	—
Restructuring Charges	50,432	39,443	27.9 %	48,371	4.3 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(1,668)	(1,076)	55.0 %	40	(4,227.3)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(21,517)	(189,605)	(88.7)%	81,190	(126.5)%
Stock-Based Compensation Expense	12,644	22,536	(43.9)%	8,065	56.8 %
Real Estate Financing Lease Depreciation	3,740	3,515	6.4 %	3,501	6.8 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	5,304	63,570	(91.7)%	(4,648)	(214.1)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(17)	(9)	85.2 %	(1)	1,600.0 %
FFO (Normalized)	**$208,836**	**$199,963**	**4.4 %**	**$181,660**	**15.0 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.55	$0.89	(38.2)%	$0.16	243.8 %
FFO (Normalized)	$0.72	$0.69	4.3 %	$0.63	14.3 %
Weighted Average Common Shares Outstanding - Basic	289,762	289,247	0.2 %	288,403	0.5 %
Weighted Average Common Shares Outstanding - Diluted	291,482	291,079	0.1 %	288,811	0.9 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items.

investors.ironmountain.com Q3 2021 Supplemental Financial Information 16

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (Continued)

	Q3 2021	Q2 2021	Q/Q % Change	Q3 2020	Y/Y % Change
FFO (Normalized)	**$208,836**	**$199,963**	**4.4 %**	**$181,660**	**15.0 %**
Add / (Deduct):					
Non-Real Estate Depreciation	37,128	34,191	8.6 %	32,629	13.8 %
Amortization Expense (1)	36,361	36,250	0.3 %	33,271	9.3 %
Amortization of Deferred Financing Costs	4,027	4,316	(6.7)%	4,149	(2.9)%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	2,251	2,065	9.0 %	2,363	(4.8)%
Non-Cash Rent Expense (Income)	3,722	3,958	(6.0)%	2,779	33.9 %
Reconciliation to Normalized Cash Taxes	8,133	188	4,225.9 %	(5,107)	(259.2)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	1,021	969	5.3 %	83	1,131.1 %
Less:					
Recurring Capital Expenditures	37,995	35,909	5.8 %	35,407	7.3 %
AFFO	**$263,484**	**$245,992**	**7.1 %**	**$216,420**	**21.7 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	**$0.90**	**$0.85**	**7.0 %**	**$0.75**	**20.6 %**
Weighted Average Common Shares Outstanding - Basic	289,762	289,247	0.2 %	288,403	0.5 %
Weighted Average Common Shares Outstanding - Diluted	291,482	291,079	0.1 %	288,811	0.9 %

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $7.7M, $7.5M, and $5.4M in Q3 2021, Q2 2021, and Q3 2020, respectively.

investors.ironmountain.com Q3 2021 Supplemental Financial Information 17

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO

	YTD 2021	YTD 2020	% Change
Net Income	**$391,264**	**$96,341**	**306.1 %**
Add / (Deduct):			
Real Estate Depreciation (1)	230,294	224,325	2.7 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(106,033)	(77,461)	36.9 %
Data Center Lease-Based Intangible Asset Amortization (2)	31,423	32,173	(2.3)%
FFO (Nareit)	**$546,948**	**$275,378**	**98.6 %**
Add / (Deduct):			
Acquisition and Integration Costs	3,415	—	—
Restructuring Charges	129,686	128,715	0.8 %
Intangible Impairments	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(2,890)	(359)	705.3 %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(209,001)	59,398	(451.9)%
Stock-Based Compensation Expense	45,913	32,056	43.2 %
COVID-19 Costs	—	9,285	(100.0)%
Real Estate Financing Lease Depreciation	10,791	10,095	6.9 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	65,120	(16,464)	(495.5)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(30)	(31)	(1.6)%
FFO (Normalized)	**$589,952**	**$521,073**	**13.2 %**
Per Share Amounts (Fully Diluted Shares):			
FFO (Nareit)	$1.88	$0.95	97.1 %
FFO (Normalized)	$2.03	$1.81	12.4 %
Weighted Average Common Shares Outstanding - Basic	289,255	288,105	0.4 %
Weighted Average Common Shares Outstanding - Diluted	290,697	288,471	0.8 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items.

investors.ironmountain.com Q3 2021 Supplemental Financial Information 18

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (Continued)

	YTD 2021	YTD 2020	% Change
FFO (Normalized)	**$589,952**	**$521,073**	**13.2 %**
Add / (Deduct):			
Non-Real Estate Depreciation	106,185	100,357	5.8 %
Amortization Expense (1)	106,097	99,704	6.4 %
Amortization of Deferred Financing Costs	12,470	13,150	(5.2)%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	6,578	7,612	(13.6)%
Non-Cash Rent Expense (Income)	13,091	8,276	58.2 %
Reconciliation to Normalized Cash Taxes	10,080	25,881	(61.1)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	2,902	234	1,140.2 %
Less:			
Recurring Capital Expenditures	102,487	79,521	28.9 %
AFFO	**$744,868**	**$696,766**	**6.9 %**
Per Share Amounts (Fully Diluted Shares):			
AFFO Per Share	$2.56	$2.42	6.1 %
Weighted Average Common Shares Outstanding - Basic	289,255	288,105	0.4 %
Weighted Average Common Shares Outstanding - Diluted	290,697	288,471	0.8 %

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $22.4M and $17.0M, in YTD 2021 and 2020, respectively.

investors.ironmountain.com Q3 2021 Supplemental Financial Information 19

IRON MOUNTAIN
Section VI - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q3 2021	Q2 2021	Q/Q % Change	Q3 2020	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$718,614**	**$718,272**	—	**$696,294**	**3.2 %**
Plus: Terminations/Permanent Withdrawal Fees	5,612	6,926	(19.0) %	5,237	7.3 %
Total Revenue from Adjusted Storage Rental Activities	**$724,225**	**$725,198**	**(0.1) %**	**$701,531**	**3.2 %**
Less: Storage Rental Expenses					
Storage Rent	104,513	99,727	4.8 %	90,460	15.5 %
Other Facility Costs	87,613	86,711	1.0 %	79,170	10.7 %
Storage Rental Labor	7,120	7,559	(5.8) %	6,475	10.0 %
Other Storage Rental Expenses	8,206	11,883	(30.8) %	8,034	2.1 %
Storage Rental Cost of Sales	**$207,452**	**$205,880**	**0.9 %**	**$184,139**	**12.7 %**
Storage Rental Gross Profit	**$516,773**	**$519,319**	**(0.5) %**	**$517,392**	**(0.1) %**
Storage Rental Gross Margin	*71.4 %*	*71.6 %*	*(20 bps)*	*73.8 %*	*(240 bps)*
Storage Rental Allocated Overhead	35,026	36,908	(5.1) %	36,902	(5.1) %
Total Storage Rental Adjusted EBITDA	**$481,747**	**$482,411**	**(0.1) %**	**$480,491**	**0.3 %**
Storage Rent	104,513	99,727	4.8 %	90,460	15.5 %
Storage Rental Net Operating Income	**$586,260**	**$582,138**	**0.7 %**	**$570,951**	**2.7 %**
Service Business Detail					
Total Service Revenue	**$411,534**	**$401,484**	**2.5 %**	**$340,353**	**20.9 %**
Less: Terminations/Permanent Withdrawal Fees	5,612	6,926	(19.0) %	5,237	7.3 %
Total Revenue from Adjusted Service Activities	**$405,922**	**$394,559**	**2.9 %**	**$335,115**	**21.1 %**
Less: Service Expenses					
Service Rent	2,838	2,868	(1.2) %	3,203	(11.4) %
Other Facility Costs	7,508	6,792	10.5 %	6,200	21.1 %
Service Labor	183,165	191,524	(4.4) %	177,403	3.2 %
Other Service Expenses	80,699	67,514	19.5 %	63,561	27.0 %
Service Cost of Sales	**$274,211**	**$268,699**	**2.1 %**	**$250,367**	**9.5 %**
Service Gross Profit	**$131,712**	**$125,860**	**4.6 %**	**$84,748**	**55.4 %**
Service Gross Margin	*32.4 %*	*31.9 %*	*50 bps*	*25.3 %*	*710 bps*
Service Allocated Overhead	23,900	22,489	6.3 %	20,830	14.7 %
Total Service Adjusted EBITDA	**$107,812**	**$103,370**	**4.3 %**	**$63,919**	**68.7 %**

investors.ironmountain.com Q3 2021 Supplemental Financial Information 20

IRON MOUNTAIN
Section VI - Storage and Service Reconciliation

Year to Date Storage Rental And Service Business Detail

	YTD 2021	YTD 2020	% Change
Storage Rental Business Detail			
Total Storage Rental Revenue	$2,144,942	$2,056,797	4.3 %
Plus: Terminations/Permanent Withdrawal Fees	19,490	15,261	27.7 %
Total Revenue from Adjusted Storage Rental Activities	**$2,164,432**	**$2,072,058**	**4.5 %**
Less: Storage Rental Expenses			
Storage Rent	$301,529	$269,339	12.0 %
Other Facility Costs	262,273	240,003	9.3 %
Storage Rental Labor	21,932	18,174	20.7 %
Other Storage Rental Expenses	30,936	29,191	6.0 %
Storage Rental Cost of Sales	**$616,671**	**$556,707**	**10.8 %**
Storage Rental Gross Profit	**$1,547,761**	**$1,515,351**	**2.1 %**
Storage Rental Gross Margin	*71.5 %*	*73.1 %*	*(160 bps)*
Storage Rental Allocated Overhead	112,224	118,358	(5.2)%
Total Storage Rental Adjusted EBITDA	**$1,435,522**	**$1,396,994**	**2.8 %**
Storage Rent	301,529	269,339	12.0 %
Storage Rental Net Operating Income	**$1,737,066**	**$1,666,333**	**4.2 %**
Service Business Detail			
Total Service Revenue	**$1,187,002**	**$1,030,820**	**15.2 %**
Less: Terminations/Permanent Withdrawal Fees	19,490	15,261	27.7 %
Total Revenue from Adjusted Service Activities	**$1,167,512**	**$1,015,559**	**15.0 %**
Less: Service Expenses			
Service Rent	$8,891	$9,322	(4.6)%
Other Facility Costs	20,760	18,518	12.1 %
Service Labor	556,833	534,221	4.2 %
Other Service Expenses	204,996	181,703	12.8 %
Service Cost of Sales	**$791,480**	**$743,765**	**6.4 %**
Service Gross Profit	**$376,032**	**$271,794**	**38.4 %**
Service Gross Margin	*32.2 %*	*26.8 %*	*540 bps*
Service Allocated Overhead	72,452	68,368	6.0 %
Total Service Adjusted EBITDA	**$303,580**	**$203,428**	**49.2 %**

investors.ironmountain.com
Q3 2021 Supplemental Financial Information
21

IRON MOUNTAIN
Section VII - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities (2)		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 6/30/2021 (3)	269	24,696	1,183	69,048	1,452	93,744
Additions & Expansions	5	803	26	1,168	31	1,971
Dispositions & Move Outs	(1)	(33)	(18)	(731)	(19)	(764)
Total as of 9/30/2021 (4)	**273**	**25,465**	**1,191**	**69,486**	**1,464**	**94,951**
Total %	***18.6 %***	***26.8 %***	***81.4 %***	***73.2 %***		

Top Five Markets Owned, United States (in Sq. Ft.)

Northern New Jersey	1,966
Chicago	1,282
Boston	1,258
Dallas	966
Houston	917

Top Five Markets Owned, International (in Sq. Ft.)

Paris, France	807
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Lima, Peru	434

Facility Lease Expirations (5) (% of total square feet subject to lease)


3.9%
6.0%
4.5%
4.3%
5.3%
2.8%
2.8%
3.4%
5.2%
4.7%
57.1%
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 11.2 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Out of the 26 leased building additions and expansions, 20 were the result of acquiring leases in business acquisitions and leased buildings related to acquisitions of customer relationships.
(3) Reflects adjustments to previous periods due to refinements to real estate basis.
(4) Includes 11 owned data center facilities and 5 leased data center facilities with 2.7M Sq.Ft. and 0.6M Sq. Ft., respectively.
(5) Includes financing and operating lease obligations.

investors.ironmountain.com Q3 2021 Supplemental Financial Information 22

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2021	95	2.0	1.4%	$7,423	2.4%
2022	580	18.9	12.9%	57,682	18.9%
2023	303	18.8	12.8%	55,170	18.1%
2024	215	10.7	7.3%	28,465	9.3%
2025	55	13.8	9.4%	32,918	10.8%
2026	57	22.3	15.2%	38,756	12.7%
2027	5	1.0	0.6%	1,288	0.4%
Thereafter	25	59.2	40.3%	83,064	27.3%
Total	**1,335**	**146.8**	**100.0%**	**$304,766**	**100.0%**
WALE:	4.0 years				

Data Center Leasing Activity Summary

	Q3 2021				YTD 2021			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	32	$940	8,989	$105	138	$2,623	21,634	$121
Commenced leases	26	353	2,466	143	128	1,519	9,053	168
Renewed leases	100	869	3,444	252	323	2,925	11,222	261

	Q3 2021	YTD 2021
Churn	3.9%	8.1%
Cash Mark to Market	(1.3)%	(0.4)%
GAAP Mark to Market	6.1%	2.3%

LON-2 Data Center Rendering (London, UK)



investors.ironmountain.com
Q3 2021 Supplemental Financial Information
23

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	77.2 %	—	—	14.2	77.2 %
Phoenix						
AZP-1	41.0	96.4 %	—	—	41.0	96.4 %
AZP-2	12.0	100.0 %	—	—	12.0	100.0 %
AZS-1	5.7	50.3 %	—	—	5.7	50.3 %
Total Phoenix	**58.7**	**92.6 %**	**—**	**—**	**58.7**	**92.6 %**
Denver						
DEN-1	11.3	57.8 %	—	—	11.3	57.8 %
New Jersey						
NJE-1	15.1	100.0 %	1.2	—	16.3	92.6 %
Northern Virginia						
VA-1	12.4	100.0 %	—	—	12.4	100.0 %
VA-2	4.0	100.0 %	6.0	59.0 %	10.0	75.4 %
Amsterdam						
AMS-1	12.7	88.7 %	1.1	40.9 %	13.8	84.9 %
London						
LON-1	5.1	88.4 %	4.0	4.3 %	9.1	51.2 %
Frankfurt						
FRA-2	2.4	100.0 %	—	—	2.4	100.0 %
Singapore						
SIN-1	6.9	100.0 %	—	—	6.9	100.0 %
India						
Web Werks JV	1.5	37.7 %	—	—	1.5	37.7 %
Total Data Center Properties	**144.3**	**89.4 %**	**12.3**	**33.8 %**	**156.6**	**85.0 %**

Total Potential Capacity - Megawatts

	Q3 2021	Q3 2020
Leasable	156.6	126.3
Under Construction	60.4	48.5
Held for Development	261.6	201.2
Total Data Center Portfolio	**478.6**	**376.0**

investors.ironmountain.com
Q3 2021 Supplemental Financial Information
24

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q3 2021 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	5.0	—	—	$0.8	$5.6	$45.0	Q4 2022	Q4 2023	4.6
Frankfurt									
FRA-2	—	—	—	—	—	—			8.2
India (1)									
Web Werks JV	1.2	—	—	—	—	—			1.9
Northern Virginia									
VA-2	—	—	—	—	—	—			20.0
Phoenix									
AZP-2 Phase 2	6.0	6.0	100.0%	$17.5	$29.6	$36.5	Q4 2021	Q4 2021	—
AZP-2 Phase 4	4.0	4.0	100.0%	$12.1	$15.3	$26.6	Q4 2021	Q4 2021	—
AZP-2 Phase 5	7.0	1.0	14.3%	$14.0	$19.0	$100.0	Q3 2022	Q4 2022	19.0
All Other Facilities									23.6
Total Expansion	**23.2**	**11.0**	**47.5%**	**$44.4**	**$69.5**	**$208.1**			**77.3**
New Development									
Amsterdam									
AMS-2	—	—	—	—	—	—			10.6
Chicago									
CHI-2	—	—	—	—	—	—			36.0
Frankfurt (2)									
FRA-1 Phase 1	9.0	9.0	100.0%	—	—	—	Q4 2021	Q4 2021	—
FRA-1 Phase 2	18.0	18.0	100.0%	—	—	—	Q3 2022	Q3 2022	—
India (1)									
Web Werks JV	1.2	—	—	—	—	—			16.8
London									
LON-2	9.0	—	—	$1.9	$8.1	$70.7	Q4 2022	Q4 2023	18.0
Northern Virginia									
VA Future Phases	—	—	—	—	—	—			103.0
Total New Development	**37.2**	**27.0**	**72.6%**	**$1.9**	**$8.1**	**$70.7**			**184.4**
Total Development	**60.4**	**38.0**	**62.9%**	**$46.2**	**$77.6**	**$278.8**			**261.6**

(1) Represents an unconsolidated joint venture in India; operating three facilities in three markets.
(2) FRA-1 is an unconsolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.

investors.ironmountain.com Q3 2021 Supplemental Financial Information 25

IRON MOUNTAIN
Section IX - Capitalization and Debt Maturity Profile

Capitalization

Senior Credit Facility	
Capacity	$1,956,250
Outstanding	$516,250
Letters of Credit	$3,064
Remaining Capacity	$1,436,936
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (LIBOR)	1.75 %
Weighted Average Interest Rate	1.83 %
Maturity Date	6/3/2023
Net Lease-Adjusted Leverage Ratio	5.4x

Total Market Capitalization as of 9/30/2021	
# of Shares Outstanding	289,546
Share Price as of 09/30/21	$43.45
Total Market Capitalization	$12,580,780
Net Debt (1)	$9,054,599
Total Enterprise Value	$21,635,379
Net Debt to Total Enterprise Value	41.9 %
Adjusted EBITDA to Interest Expense	4.0x
Credit Facility Fixed Charge Coverage Ratio	2.3x
Bond Fixed Charge Coverage Ratio	3.3x
Total Enterprise Value to Adjusted EBITDA (2)	13.7x

Fixed vs. Floating Rate Debt


17%
83%
Fixed Rate Debt
Floating Rate Debt

Credit Rating	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Negative	Stable
Latest Update	5/24/2021	7/2/2021

Total Debt Weighted Average Rates	
Weighted Average Interest	4.5 %
Weighted Average Maturity	6.7 Years
USD denominated	81.7 %

Debt Maturity Profile ($ in Millions) (3)


$30
$248
$973
$31
$545
$696
$1,000
$1,325
$1,000
$1,300
$1,100
$600
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Senior Secured Credit Facility
AUD Term Loan B
USD Term Loan B
Senior Unsecured Notes
Bi-Lateral Loans
A/R Securitization
Mortgage Securitization

(1) Net debt is calculated as current portion of long-term debt of $318.1M plus long-term debt net of current portion of $8,815.3M plus deferred financing costs of $82.6M less cash and cash equivalents of $161.4M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Financing Leases, Notes Payable and Other.

investors.ironmountain.com
Q3 2021 Supplemental Financial Information
26

Quarterly Capital Expenditures Q3 2021 Q2 2021 Q/Q % Change Q3 2020 Y/Y % Change Growth: Data Center $72,651 $77,556 (6.3) % $59,861 21.4 % Real Estate 21,033 19,808 6.2% 17,264 21.8 % Innovation and Other 6,302 2,894 117.8% 3,163 99.2 % Total Growth Capital Expenditures $99,986 $100,257 (0.3) % $80,288 24.5 % Recurring: Real Estate $13,587 $16,588 (18.1) % $10,948 24.1 % Non-Real Estate 20,497 17,390 17.9% 20,624 (0.6) % Data Center 3,912 1,931 102.6% 3,836 2.0 % Total Recurring Capital Expenditures $37,995 $35,909 5.8% $35,407 7.3 % Total Growth and Recurring Capital Expenditures $137,981 $136,166 1.3% $115,695 19.3 % Net Change in Prepaid and Accrued Capital Expenditures (14,591) 13,892 (205.0) % (7,387) 97.5 % Total Cash Paid for Growth and Recurring Capital Expenditures $123,390 $150,058 (17.8) % $108,308 13.9 % Section X - Capital Expenditures and Acquisitions investors.ironmountain.com Q3 2021 Supplemental Financial Information 27

Year to Date Capital Expenditures YTD 2021 YTD 2020 % Change Growth: Data Center $209,097 $151,692 37.8 % Real Estate 60,558 45,888 32.0 % Innovation and Other 15,445 5,670 172.4 % Total Growth Capital Expenditures $285,100 $203,250 40.3 % Recurring: Real Estate $43,398 $28,242 53.7 % Non-Real Estate 52,153 43,196 20.7 % Data Center 6,936 8,083 (14.2) % Total Recurring Capital Expenditures $102,487 $79,521 28.9 % Total Growth and Recurring Capital Expenditures $387,587 $282,771 37.1 % Net Change in Prepaid and Accrued Capital Expenditures 31,389 26,391 18.9 % Total Cash Paid for Growth and Recurring Capital Expenditures $418,976 $309,162 35.5 % TTM Recurring Capex as a % of Revenue (excl. Data Center) 3.1% 3.3% 3.5% 3.7% 3.7% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 TTM Data Center Recurring CapEx as a % of Data Center Revenue 4.5% 5.7% 5.5% 5.0% 4.8% Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Section X - Capital Expenditures and Acquisitions investors.ironmountain.com Q3 2021 Supplemental Financial Information 28

Quarterly Business Acquisitions Q3 2021 Q2 2021 Q/Q % Change Q3 2020 Y/Y % Change Business Acquisitions Business Acquisitions $174,199 $49,993 248.4% — — Change in Business Acquisition Accruals and Cash Acquired (6,170) (14,270) (56.8) % 69 (9,042.0) % Total Cash Paid for Acquisitions, Net of Cash Acquired $168,029 $35,723 370.4% $69 243,420.3 % Year to Date Business Acquisitions YTD 2021 YTD 2020 % Change Business Acquisitions Business Acquisitions $224,192 $118,496 89.2 % Change in Business Acquisition Accruals and Cash Acquired (20,440) 85 (24,147.1) % Total Cash Paid for Acquisitions, Net of Cash Acquired $203,752 $118,581 71.8 % Section X - Capital Expenditures and Acquisitions investors.ironmountain.com Q3 2021 Supplemental Financial Information 29

IRON MOUNTAIN
Section X - Capital Expenditures and Acquisitions

Quarterly Customer Acquisitions

	Q3 2021	Q2 2021	Q/Q % Change	Q3 2020	Y/Y % Change
Customer Acquisitions					
Acquisition of Customer Relationships	$2,747	$2,053	33.8 %	$644	326.6 %
Customer Inducements	1,330	2,361	(43.7)%	1,299	2.4 %
Contract Fulfillment Costs	14,676	12,304	19.3 %	11,968	22.6 %
Total Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$18,753**	**$16,718**	**12.2 %**	**$13,911**	**34.8 %**
Change in Customer Acquisition Accruals	(1,588)	714	(322.4)%	(1)	158,700.0 %
Total Cash Paid for Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$17,165**	**$17,432**	**(1.5)%**	**$13,910**	**23.4 %**

Year to Date Customer Acquisitions

	YTD 2021	YTD 2020	% Change
Customer Acquisitions			
Acquisition of Customer Relationships	$4,800	$3,529	36.0 %
Customer Inducements	5,148	8,269	(37.7)%
Contract Fulfillment Costs	43,699	30,706	42.3 %
Total Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$53,647**	**$42,503**	**26.2 %**
Change in Customer Acquisition Accruals	—	—	—
Total Cash Paid for Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$53,647**	**$42,503**	**26.2 %**

investors.ironmountain.com Q3 2021 Supplemental Financial Information 30

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Acquisition and Integration Costs: Acquisition and Integration Costs represent operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance, facility upgrade and system integration costs (collectively, "Acquisition and Integration Costs"). Acquisition and Integration Costs do not include costs associated with the formation of joint ventures or costs associated with the acquisition of customer relationships. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other (income) expense, net; (vi) Stock-based compensation expense; (vii) COVID-19 Costs; and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other (income) expense, net; (vi) Stock-based compensation expense; and (vii) COVID-19 Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We also show Adjusted EBITDA and Adjusted EBITDA Margin for each of our reportable operating segments under “Results of Operations – Segment Analysis” in the 10-Q. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). Adjusted Funds From Operations, or AFFO: AFFO is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: AFFO divided by weighted-average fully-diluted shares outstanding Funds From Operations, or FFO (Nareit), and FFO (Normalized): Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles and adjusting for our share of reconciling items from our unconsolidated joint ventures from FFO (“FFO (Nareit)”). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate); (v) Other (income) expense, net; (vi) Stock-based compensation expense; (vii) COVID-19 Costs; (viii) Real estate financing lease depreciation; and (ix) Tax impact of reconciling items and discrete tax items. Section XI - Appendix and Definitions investors.ironmountain.com Q3 2021 Supplemental Financial Information 31

FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Service Adjusted EBITDA: Service Adjusted EBITDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and overhead allocated to the service business. Terminations and permanent withdrawals are excluded from this calculation as they are included in the Storage NOI calculation. Storage Adjusted EBITDA: Storage Adjusted EBITDA is calculated by taking storage revenues including terminations and permanent withdrawal fees less direct expenses and overhead allocated to the storage business. Other Definitions Business Segments Global Record and Information Management ("Global RIM") Business: Provides (i) storage of physical records and healthcare information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents (collectively, “Records Management”) for customers in 63 countries around the globe, (ii) storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; and related services offerings, (collectively, “Data Management”), (iii) Global Digital Solutions (“GDS”), which develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information, primarily in the United States and Canada, (iv) Secure Shredding, which includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Complementary to our shredding operations is the sale of the resultant waste paper to third-party recyclers. Through a combination of shredding facilities and mobile shredding units consisting of custom-built trucks, we are able to offer secure shredding services to our customers throughout the United States, Canada and South Africa, and (v) on-demand, valet storage for consumers (“Consumer Storage”) across 31 markets in North America through a strategic partnership (the “MakeSpace JV”) with MakeSpace Labs, Inc., a consumer storage provider (“MakeSpace”), formed in March 2019. The MakeSpace JV utilizes data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. The world’s most heavily regulated organizations have trusted us with their data centers for over 15 years, and five of the top 10 global cloud providers were Iron Mountain Data Center customers. Our Global Data Center Business footprint spans nine markets in the United States: Denver, Colorado; Kansas City, Missouri; Boston, Massachusetts; Boyers, Pennsylvania; Manassas, Virginia; Edison, New Jersey; Columbus, Ohio; and Phoenix and Scottsdale, Arizona and seven international markets: Amsterdam, London, Singapore and, through unconsolidated joint ventures, Frankfurt, Mumbai, Pune and Noida. Corporate and Other Business: Consists primarily of Adjacent Businesses and other corporate items. Adjacent Businesses is comprised of (i) entertainment and media which helps industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets, throughout the United States, Canada, France, China - Hong Kong S.A.R., and the United Kingdom (“Entertainment Services”) and (ii) technical expertise in the handling, installation and storing of art in the United States, Canada and Europe (“Fine Arts”). Our Corporate and Other Business segment also includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in new construction of data center facilities (including the acquisition of land and development of facilities) or capacity expansion in existing buildings. Real Estate - Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues or achieve operational efficiencies. Innovation & Other - Discretionary capital expenditures for significant new products and services, restructuring (including Project Summit), and integration of acquisitions. Section XI - Appendix and Definitions investors.ironmountain.com Q3 2021 Supplemental Financial Information 32

Recurring: Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Data Center - Expenditures related to the upgrade or re-configuration of existing data center assets. During 2020, a portion of what was previously categorized as Non-Real Estate Growth Capital Expenditures was recategorized as Real Estate Growth Capital Expenditures and the remaining portion was recategorized as Recurring Capital Expenditures. In addition, capital expenditures associated with restructuring (including Project Summit) and integration of acquisitions, which was previously categorized as recurring capital expenditures, have been recategorized as Innovation and Other. We have reclassified the categorization of our prior year capital expenditures to conform with our current presentation. Components of Overhead: Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Constant Currency: Adjusts results for normalized FX impacts in prior period. COVID-19 Costs: Costs that are incremental and directly attributable to the COVID-19 pandemic which are not expected to reoccur once the pandemic ends ("COVID-19 Costs"). These costs include the purchase of personal protective equipment for our employees and incremental cleaning costs of our facilities, among other direct costs. Bond Fixed Charge Coverage Ratio: Calculated as TTM Adjusted EBITDA divided by scheduled amortization, interest expense related to outstanding debt. Customer Inducements: Represents Free Move Costs and Permanent Withdrawal Fees. Data Center Business Definitions Leasable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts. Leased % Calculation - Calculated as the megawatts under contract divided by the leasable megawatts. Monthly Recurring Revenue (MRR) - defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. Credit Facility Fixed Charge Coverage Ratio: Calculated as LTM Adjusted EBITDA plus rent expenses divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses. Net Lease-Adjusted Leverage Ratio: Calculated as net debt including the capitalized value of lease obligations plus six times rent expenses divided by EBITDA plus rent expenses. Organic Revenue Growth: Our organic revenue growth rate, which is a non-GAAP measure, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate: One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Restructuring Charges: Operating expenditures associated with Project Summit, our transformation program announced in Q4 2019 which is designed to accelerate execution of Iron Mountain's Strategy. Storage Rev/NOI per Sq.Ft.: Storage revenue (or storage NOI) divided by the quarterly building sq ft average for storage products. Section XI - Appendix and Definitions investors.ironmountain.com Q3 2021 Supplemental Financial Information 33

Service Profit and Margin: The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adjusted EBITDA + Allocated Overhead Expenses = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Net Operating Income, or Storage NOI: Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Physical Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Records Management hardcopy records, data protection tapes, Consumer and Other, and Adjacent Businesses (Fine Art and Entertainment Services), measured on an absolute basis in cubic feet. Section XI - Appendix and Definitions investors.ironmountain.com Q3 2021 Supplemental Financial Information 34